AGREEMENT AND PLAN OF MERGER

BY AND AMONG

UNIVERCELL HOLDINGS, INC.

AND

UNIVERCELL DAYTONA BRANDS ACQUISITION CORPORATION

AND

DAYTONA BRANDS CORPORATION

AND

CONTROLLING UNIVERCELL SHAREHOLDER

AND

CONTROLLING DAYTONA BRANDS SHAREHOLDERS

	TABLE OF CONTENTS
BACKGROUND		1

1.	Plan of Merger.	1

2.	Securities Laws Compliance.	5

3.	The Closing.	5

4.	Representations and Warranties of the UniverCell Parties.	6

5.	Representations and Warranties of DAYTONA BRANDS and the Controlling DAYTONA BRANDS Shareholders.	14

6.	Representations and Warranties of the Controlling DAYTONA BRANDS Shareholders and Controlling UniverCell Shareholder.	22

7.	Covenants of The Parties.	22

8.	Covenants of UniverCell.	23

9.	Covenants of DAYTONA BRANDS.	24

10.	Covenants of the Controlling DAYTONA BRANDS Shareholders and Controlling UniverCell Shareholder.	27

11.	Conditions Precedent to Obligations of DAYTONA BRANDS.	27

12.	Conditions Precedent to Obligations of the UniverCell Parties.	27

13.	Indemnification.	28

14.	Termination.	33

15.	Definitions.	33

16.	General Matters.	40

AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER is made as of May 18, 2006 by and among UniverCell Holdings, Inc., a Florida corporation (“UniverCell”), Sean Y. Fulda (the “Controlling UniverCell Shareholder” and together with UniverCell, (the “UniverCell Parties”), DAYTONA BRANDS Corporation, a Florida corporation (“DAYTONA BRANDS”), and the DAYTONA BRANDS Shareholders executing this Agreement (the “Controlling DAYTONA BRANDS Shareholders” and together with DAYTONA BRANDS, the “DAYTONA BRANDS Parties”). UniverCell, DAYTONA BRANDS, , the Controlling UniverCell Shareholder and each of the Controlling DAYTONA BRANDS Shareholders are sometimes individually referred to herein as a “Party” and sometimes collectively referred to herein as the “Parties.” Certain other terms are used herein as defined below in Section 15 or elsewhere in this Agreement.
BACKGROUND

 UniverCell, the Merger Subsidiary and DAYTONA BRANDS desire to effect the Merger of the Merger Subsidiary with and into DAYTONA BRANDS in accordance with the FBCA and, to the extent applicable, the FBCA. This Agreement sets forth the terms and conditions under which the Merger Subsidiary will merge with and into DAYTONA BRANDS (the “Merger”). The Parties intend that upon completion of the Merger, DAYTONA BRANDS will be a Wholly-Owned Subsidiary of UniverCell.

The Merger Subsidiary is a Wholly-Owned Subsidiary of UniverCell, has been formed solely to facilitate the Merger and has not conducted nor will it conduct any business or activity other than in connection with the Merger.

The Board of Directors of DAYTONA BRANDS has approved and adopted this Agreement, the Merger and the other Transactions contemplated by this Agreement and has recommended that the DAYTONA BRANDS Shareholders approve and adopt this Agreement, the Merger and the other Transactions contemplated by this Agreement in accordance with the FBCA.

The respective Boards of Directors of UniverCell and the Merger Subsidiary have approved and adopted this Agreement, the Merger and the other Transactions contemplated by this Agreement in accordance with applicable Law and the Board of Directors of UniverCell has recommended that the UniverCell shareholders approve and adopt this Agreement, the Merger and the other Transactions contemplated by this Agreement in accordance with applicable Law.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained and made herein and of the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Parties agree as follows:

1.     Plan of Merger.

(a)    The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the FBCA, at the Effective Time, the Merger Subsidiary shall be merged with and into DAYTONA BRANDS. Following the Merger, DAYTONA BRANDS shall continue as the surviving corporation (the “Surviving Corporation”) and shall continue its separate corporate existence under the Laws of the State of Florida, and the separate corporate existence of Merger Subsidiary shall cease.

(b)    Effective Time. As soon as practicable, but in any event within one (1) Business Day after the satisfaction or waiver of all conditions to the Merger, the Parties shall file or cause to be filed with the Secretary of State of the State of Florida a certificate of merger (the “Certificate of Merger”) in such form as is required by the FBCA and shall file with the Secretary of State of the State of Florida such documents necessary to effect all of the Transactions contemplated in this Agreement under the FBCA. The Effective Time of the Merger shall mean the later of the time the Certificate of Merger is filed with the Secretary of State of the State of Florida or the time and date specified in the Certificate of Merger filed with the Secretary of State of the State of Florida (the “Effective Time”).

(c)    Effect. The Merger shall have the effects set forth in Section 259(a) of the FBCA.

(d)    Charter Documents of the Surviving Corporation. The Certificate of Incorporation of DAYTONA BRANDS as in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation. At the Effective Time of the Merger, the Bylaws of DAYTONA BRANDS as in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation.

(e)    Officers of the Surviving Corporation. The individuals identified on Schedule 1(e) shall, from and after the Effective Time of the Merger, be the officers of DAYTONA BRANDS and each such person shall hold the office specified in such Schedule 1(e) until his or her respective successor shall have been duly appointed or elected and qualified or until his or her earlier death, resignation or removal in accordance with the DAYTONA BRANDS’s Certificate of Incorporation and Bylaws.

(f)    Directors of the Surviving Corporation. The individuals identified on Schedule 1(f) shall, from and after the Effective Time of the Merger, be the directors of DAYTONA BRANDS until their respective successors shall have been duly appointed or elected and qualified or until their earlier death, resignation or removal in accordance with DAYTONA BRANDS’s Certificate of Incorporation and Bylaws.

(g)    Charter Documents of UniverCell. At the Effective Time of the Merger, UniverCell’s Certificate of Incorporation and Bylaws shall be amended and restated to reflect, among other things, that UniverCell is changing its name to DAYTONA BRANDS Corporation. The form of UniverCell’s Amended and Restated Certificate of Incorporation is attached to this Agreement as Exhibit A and the form of UniverCell’s Amended and Restated Bylaws is attached to this Agreement as Exhibit B.

(h)    Officers of UniverCell. The individuals identified on Schedule 1(h) shall, from and after the Effective Time of the Merger, be the officers of UniverCell and each such person shall hold the office specified in such Schedule 1(h) until his or her respective successor shall have been duly appointed or elected and qualified or until his or her earlier death, resignation or removal in accordance with UniverCell’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Each of the current officers of UniverCell shall resign as of the Effective Time.

(i)    Directors of UniverCell. The individuals identified on Schedule 1(i) shall, from and after the Effective Time of the Merger, be the directors of UniverCell until their respective successors shall have been duly appointed or elected and qualified or until their earlier death, resignation or removal in accordance with UniverCell’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Each of the current directors of UniverCell shall resign as of the Effective Time.

(j)    Conversion of Shares of UniverCell Common Stock; Conversion or Cancellation of DAYTONA BRANDS Shares; Change of Name. At the Effective Time of the Merger:

(i)    Each share of UniverCell Common Stock issued and outstanding immediately before the Effective Time of the Merger (other than shares held by any Person who is a Dissenting Shareholder) shall, by virtue of the Merger, be converted into and represent one-twenty-fifth (1/25) of one (1) share of UniverCell Common Stock.

(ii)    Each Person who is a DAYTONA BRANDS Shareholder immediately before the Effective Time of the Merger (other than any Person who is a Dissenting Shareholder) shall, by virtue of the Merger be entitled to receive one hundred twenty five and 3,418/10,000 (125.3418) shares (the “Conversion Number”), of UniverCell Common Stock (the “UniverCell Shares”) in exchange for each issued and outstanding share of DAYTONA BRANDS Common Stock (collectively, the “DAYTONA BRANDS Shares”) held by the DAYTONA BRANDS Shareholder immediately prior to the Effective Time of the Merger. Each of the DAYTONA BRANDS Shares that, immediately prior to the Effective Time of the Merger, is held by DAYTONA BRANDS as treasury stock shall by virtue of the Merger be canceled and retired without payment of any consideration.

(iii)    Each share of common stock of the Merger Subsidiary issued and outstanding immediately before the Effective Time of the Merger shall, by virtue of the Merger, be converted into and represent one hundred twenty five and 3,418/10,000 (125.3418) shares of DAYTONA BRANDS Common Stock.

(iv)    No fractional UniverCell Shares shall be issued in the Merger.

(v)    The name of UniverCell shall be changed to DAYTONA BRANDS Corporation.

(k)    Exchange of Certificates for UniverCell Shares.

(i)    As promptly as practicable after the Effective Time of the Merger, DAYTONA BRANDS shall cause to be mailed to each DAYTONA BRANDS Shareholder a form of letter of transmittal (“Letter of Transmittal”). After the Effective Time of the Merger, each DAYTONA BRANDS Shareholder, upon surrender to UniverCell of a DAYTONA BRANDS stock certificate or certificates, together with the completed and duly executed Letter of Transmittal, and each UniverCell Shareholder, upon surrender to UniverCell of a UniverCell a stock certificate of certificates, will be entitled to receive a certificate or certificates evidencing the number of shares of UniverCell Shares into which his, her or its shares of DAYTONA BRANDS Common Stock have been converted in connection with the Merger. Until so surrendered, each DAYTONA BRANDS stock certificate shall, after the Effective Time of the Merger, represent for all purposes, only the right to receive UniverCell Shares as provided herein.

(ii)    If any portion of UniverCell Shares are to be issued to a Person other than the registered holder of shares of DAYTONA BRANDS Common Stock or UniverCell Common Stock formerly represented by the certificate or certificates surrendered, it shall be a condition to issuance of the new certificates that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such new certificates shall pay to UniverCell any transfer or other Taxes required as a result of such issuance to a Person other than the registered holder of such shares of DAYTONA BRANDS Common Stock or UniverCell Common Stock or establish to the satisfaction of UniverCell that such Tax has been paid or is not payable.

(iii)    No dividends or other distributions with respect to the UniverCell Shares shall be paid to a DAYTONA BRANDS Shareholder until the certificate(s) representing the DAYTONA BRANDS Shareholder’s shares of DAYTONA BRANDS Common Stock are surrendered as provided in this Section 1(k). Upon such surrender, there shall be paid, without interest, to the Person in whose name the certificates representing the UniverCell Shares into which such shares of DAYTONA BRANDS Common Stock were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, less the amount of withholding Taxes which may be required thereon.

(iv)    If any certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by UniverCell, the posting by such Person of a bond in such reasonable amount as UniverCell may direct as indemnity against any claim that may be made against it with respect to such certificate, UniverCell shall issue in exchange for such lost, stolen or destroyed certificate the consideration provided for, and in accordance with the procedures set forth, in this Section 1(k) and, if applicable, any unpaid dividends and distributions with respect to UniverCell Shares deliverable in respect thereof pursuant to this Agreement.

(l)    Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of UniverCell or DAYTONA BRANDS shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, this Section 1 shall be appropriately adjusted; provided, however, that DAYTONA BRANDS shall be permitted up through the Effective Time to issue additional shares of DAYTONA BRANDS Common Stock in connection with the private placement thereof; provided, further, that in no event shall the shares of DAYTONA BRANDS Common Stock outstanding at the Effective Time exceed 30,000,000 shares.

(m)    No Further Transfer of Shares. At and after the Effective Time, there shall be no transfers of shares of DAYTONA BRANDS Common Stock that were outstanding immediately prior to the Effective Time on the stock transfer books of DAYTONA BRANDS. If, after the Effective Time, certificates are presented to DAYTONA BRANDS for transfer, such certificates shall be canceled and exchanged for the UniverCell Shares as provided in this Section 1.

(n)    Appraisal Rights. In connection with the Merger and the other Transactions contemplated herein, the holders of shares of DAYTONA BRANDS Common Stock entitled to vote on the Merger shall be afforded appraisal rights pursuant to Section 262 of the DGLG and the holders of shares of UniverCell Common Stock entitled to vote on the Merger shall be afforded appraisal rights pursuant to Section 607.1302 of the FBCA.

2.    Securities Laws Compliance.

(a)    Purchaser Representative. Promptly after execution and delivery of this Agreement, DAYTONA BRANDS shall, in consultation with its counsel:

(i)             determine which of its shareholders are not accredited investors,

(ii)    use its best efforts to cause each such shareholder to appoint as his, her or its purchaser representative a person meeting the requirements of Rule 501(h) of the SEC's Regulation D (“Regulation D”), and

(iii)   notify UniverCell of the identity of each such purchaser representative.

(b)    Information Statement. As soon as reasonably practicable after the date hereof, the Parties shall jointly prepare and file with the SEC a joint notice of meeting/information statement relating to (i) the approval of the Merger and the other Transactions contemplated by this Agreement by the Controlling UniverCell Shareholder and the Controlling DAYTONA BRANDS Shareholders, and (ii) ratification by the controlling shareholder of UniverCell of the sale on March 9, 2006 of all of UniverCell's remaining assets to Sean Y. Fulda for $20,000. The notice shall be in form and substance reasonably satisfactory to DAYTONA BRANDS and UniverCell and shall include

(i)     a statement of the rights, if any, of Dissenting Shareholders, and

(ii)    additional materials and information concerning the Merger and related Transactions, including the recommendation of the Board of Directors of DAYTONA BRANDS that the DAYTONA BRANDS Shareholders approve the Merger, the recommendation of the Board of Directors of UniverCell that the Shareholders of UniverCell approve the Merger and such additional information as is required by Rule 502(b) of Regulation D.

As soon as practicable after clearing SEC staff comments, if any, UniverCell and DAYTONA BRANDS shall distribute that joint notice of meeting/information statement to all holders of the securities of UniverCell and DAYTONA BRANDS entitled to vote on the Merger.

3.    The Closing.

(a)    Location, Date. The closing for the Merger and the other Transactions contemplated by this Agreement (the “Closing”) shall be held, unless the Parties agree otherwise, at the offices of Raice Paykin Greenblatt Lesser & Krieg, LLP in New York, New York at 4:00 p.m. (local New York City time) as promptly as practicable (and in any event within one Business Day) after satisfaction or waiver of the conditions to the Closing set forth in Sections 11 and 12 of this Agreement (other than those conditions precedent which may only be satisfied at the Closing itself) but, without the prior written consent of all of the Parties, not later than May 28, 2006. The date on which the Closing occurs is referred to herein as the “Closing Date.”

(b)    Deliveries. At the Closing:

(i)     the Merger Subsidiary and DAYTONA BRANDS shall deliver or cause to be delivered to the Secretary of State of the State of Florida a duly executed Certificate of Merger as required under the FBCA and the Parties shall take all such other and further actions as may be required by the FBCA, FBCA and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof;

(ii)    UniverCell shall enter into consulting agreements with the Persons identified in Schedule 3(b)(ii), calling for the issuance of the numbers of UniverCell Shares and warrants to purchase UniverCell Shares (the “Warrants”) in the amounts set forth in that Schedule.

(iii)   UniverCell shall issue to Sean Y. Fulda, in full satisfaction of its obligations under his existing employment agreement with UniverCell, a promissory note in the principal amount of $250,000 substantially in the form attached hereto as Exhibit C (the “Note”). The Note shall bear interest at the Mid-Term Annual Applicable Federal Rate in effect on the date of issuance, and all accrued interest and unpaid principal shall be due and payable on the date which is two (2) years from the date of issuance. If the Note is not paid in full on its due date, such Note shall convert into the number of shares of UniverCell Common Stock equal to the quotient of the amount of the outstanding principal and accrued interest on the due date divided by the Market Price of the UniverCell Common Stock on the due date.

(iv)   UniverCell shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit D with each of Sean Y. Fulda, Michael Fulda and David Friedman for all shares that are in their possession after the merger and not registered.

(v)    UniverCell shall deliver the opinion of counsel referred to in Section 11(e) and the certificate referred to in Section 11(f)

(vi)   DAYTONA BRANDS shall deliver the opinion of counsel referred to in Section 12(f) and the certificate referred to in Section 12(g).

4.    Representations and Warranties of the UniverCell Parties.  The UniverCell Parties jointly and severally represent and warrant to DAYTONA BRANDS as follows, except as otherwise set forth in Schedules to this Agreement (items disclosed in one Section of such Schedules shall apply to all other Sections unless specified otherwise):

(a)    Corporate. Each of UniverCell and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction under which it was incorporated. Each of UniverCell and the Merger Subsidiary is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. The Charter Documents and Bylaws of each of UniverCell and the Merger Subsidiary (all of which have been delivered or made available to DAYTONA BRANDS) have been duly adopted and are current, true, correct and complete and are in full force and effect. Each of UniverCell and the Merger Subsidiary has all necessary corporate power and authority to own, lease and operate its part of the UniverCell Assets and to carry on its part of the UniverCell Business as it is now being conducted. UniverCell has no subsidiaries other than the Merger Subsidiary.

(b)    Authorization. Each of UniverCell and the Merger Subsidiary has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which either of them is a party and to perform the Transactions to be performed by each of them. Such execution, delivery and performance by each of UniverCell and the Merger Subsidiary has been duly authorized by all necessary corporate action, other than the approval of this Agreement and the consummation of the Merger is subject to the approval of the holders of a majority of the outstanding shares of UniverCell Common Stock. Each Transaction Document executed and delivered by each of the UniverCell Parties as of the date hereof has been duly executed and delivered by such UniverCell Party and constitutes a valid and binding obligation of such UniverCell Party enforceable against such UniverCell Party in accordance with its terms, and any Transaction Document executed and delivered by each UniverCell Party after the date hereof will be duly executed and delivered by such UniverCell Party and will constitute a valid and binding obligation of such UniverCell Party, enforceable against such UniverCell Party in accordance with its terms, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

(c)    Validity of Contemplated Transactions. Except for (i) compliance with the Securities Act, the Exchange Act and applicable state securities Laws and (ii) the filing of the Certificate of Merger, with the Secretary of State of the State of Florida, and such other documents as are necessary to effect the Transactions contemplated herein with the Secretary of State of the State of Florida, neither the execution and delivery by each UniverCell Party of the Transaction Documents to which it or he is or will be a party, nor the performance of the Transactions to be performed by it or him, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (A) any Law or Court Order applicable to any UniverCell Party or any of their properties or assets, (B) the Charter Documents or Bylaws of UniverCell or the Merger Subsidiary, or (C) any Contracts to which any UniverCell Party is a party or by which any of their properties or assets may be bound.

(d)    Capitalization and Stock Ownership. The total authorized capital stock of UniverCell consists of 200,000,000 shares of UniverCell Common Stock, of which 199,250,000 shares are issued and outstanding on the date hereof. There will be 7,970,000 shares of UniverCell Common Stock issued and outstanding immediately after the Effective Time of the Merger, excluding the UniverCell Shares to be issued to the DAYTONA BRANDS Shareholders as a result of the Merger and any other shares of UniverCell Common Stock to be issued as contemplated in this Agreement. Except as set forth on Schedule 4(d), there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of UniverCell. All of the issued and outstanding shares of UniverCell Common Stock are validly issued, fully paid and non-assessable. Except as set forth on Schedule 4(d), no options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of UniverCell or any Subsidiary thereof.

(e)   UniverCell Financial Statements. The audited consolidated balance sheet at December 31, 2005 and the related audited consolidated statements of income, cash flows, and stockholder's equity for the period ending December 31, 2005 (the “UniverCell Financial Statements”) have been delivered to DAYTONA BRANDS. The UniverCell Financial Statements have been derived from the accounting books and records of UniverCell and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in the UniverCell Financial Statements (except for changes in accounting principles disclosed in the notes thereto). The consolidated balance sheet included in the UniverCell Financial Statements presents fairly the financial position of UniverCell and its Subsidiaries as at the date thereof, and the consolidated statements of income, statements of shareholder’s equity and statements of cash flows included in such UniverCell Financial Statements present fairly the results of operations and cash flows of UniverCell and its Subsidiaries for the period indicated. There have not been any material adverse changes in the financial position or condition of UniverCell or its Subsidiaries since December 31, 2005. For purposes of this Agreement, the consolidated balance sheet of UniverCell as of December 31, 2005 is referred to as the “UniverCell Balance Sheet” and the date thereof is referred to as the “UniverCell Balance Sheet Date.”

(f)    Taxes.

(i)     UniverCell (A) has filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax Returns filed were true, correct and complete in all material respects, and (B) has paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such tax returns.

(ii)    UniverCell has (A) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due except to the extent that a sufficient reserve for Taxes has been reflected on the UniverCell Balance Sheet, and (B) provided a sufficient reserve on the UniverCell Balance Sheet for the payment of all Taxes not yet due and payable.

(iii)          No deficiency in respect of any Taxes which has been assessed against UniverCell remains unpaid, except for Taxes being contested in good faith, UniverCell has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against UniverCell with respect to any Taxes.

(iv)   UniverCell has not extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

(v)    There are no liens for Taxes upon any assets of UniverCell except for liens for current Taxes not yet due.

(vi)   UniverCell has to its knowledge (A) complied with all provisions of the Code relating to the withholding and payment of Taxes and (B) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

(vii)         UniverCell is not a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(viii)         UniverCell is not a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

(ix)    To UniverCell's knowledge, except for the group of which UniverCell is presently the ultimate parent, UniverCell has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

(g)   Title to Assets and Related Matters. UniverCell has good and marketable title to the UniverCell Assets, free from any Encumbrances except (i) items described in any notes to the consolidated financial statements of UniverCell contained in UniverCell's Financial Statements, (ii) minor matters that would not have a Material Adverse Effect, and (iii) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due..

(h)   Real Property. UniverCell has never owned, and does not presently lease any real estate.

(i)    Legal Proceedings; Compliance with Law; Governmental Permits.

(i)     Except as set forth in Schedule 4(i), there is no Litigation that is pending or, to UniverCell's knowledge, threatened against UniverCell. UniverCell is and has been in compliance with all applicable Laws, including Environmental Laws and applicable securities laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to UniverCell, including Environmental Laws except for any Defaults that have not had or would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to UniverCell. UniverCell has not received any written notice and no other communication has been received to the effect that it is not in compliance with any applicable Laws, and UniverCell has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws.

(ii)    To UniverCell’s knowledge, there is no Environmental Condition at any property formerly leased by UniverCell.

(iii)   UniverCell has all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the “Governmental Permits”) required in connection with the operation of its business as now being conducted, all of which are in full force and effect. UniverCell has complied, in all material respects, with all of its Governmental Permits. The execution, delivery and performance of this Agreement and the consummation of the Transactions contemplated hereby will not (A) result in or give to any Person any right of termination, non-renewal, cancellation, acceleration or modification in or with respect to any such Governmental Permit, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Governmental Permit, or (C) result in any Encumbrance upon UniverCell or any of its Assets under the terms of any Governmental Permit.

(j)    Patents, Trademarks, etc. To UniverCell's knowledge, UniverCell has not infringed upon or unlawfully or wrongfully used any Intellectual Property owned or claimed by another Person. UniverCell has no Intellectual Property and has no business operations.

(k)    Absence of Certain Changes. Since the UniverCell Balance Sheet Date, UniverCell has conducted the UniverCell Business in the ordinary course and, except as disclosed in UniverCell’s SEC filings, there has not been:

(i)     any Material Adverse Effect on the UniverCell Business;

(ii)            any distribution or payment declared or made in respect of UniverCell's capital stock by way of dividends, purchase or redemption of shares or otherwise;

(iii)   any increase in the compensation payable or to become payable to any current director or officer of UniverCell, except for merit and seniority increases for employees made in the ordinary course of business consistent with past practices, nor any material change in any existing employment, severance, consulting arrangements or any UniverCell Benefit Plan;

(iv)   any sale, assignment or transfer of any UniverCell Assets, or any additions to or transactions involving any UniverCell Assets, other than those made in the ordinary course of business;

(v)    other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by UniverCell;

(vi)   any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

(vii)          (A) any creation, or assumption of, any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business, (B) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or (C) any loans, advances or capital contributions to, or investments in, any other Person;

(viii)         any material agreement, commitment or contract except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

(ix)           other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (A) plan of liquidation or dissolution, (B) acquisition of a material amount of assets or securities, (C) disposition or Encumbrance of a material amount of assets or securities, (D) merger or consolidation, or (E) material change in its capitalization; or

(x)    any change in accounting procedure or practice.

(l)    Corporate Records. The minute books of UniverCell and the Merger Subsidiary contain accurate, complete and current copies of all Charter Documents and Bylaws, including all amendments thereto, and of all minutes of meetings, resolutions and other proceedings of their Board of Directors and shareholders.

(m)    Finder's Fees. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of any of the UniverCell Parties.

(n)    Insurance. UniverCell has no insurance.

(o)    Affiliate Transactions.

(i)    Schedule 4(o) contains a complete and correct list of (A) all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which UniverCell, on the one hand, and any director or officer of UniverCell or any Affiliate of a director or officer of UniverCell, on the other hand, are a party or are otherwise bound or affected, and that are currently pending or in effect and (B) all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by UniverCell, on the one hand, and any employee or consultant of UniverCell or any of its Affiliates or any Affiliate of any such employee or consultant, on the other hand, which, individually or in the aggregate, are material to UniverCell’s business. Each item set forth on Schedule 4(o) has been entered into the normal and ordinary course of UniverCell’s business and pursuant to the reasonable requirements thereof, and is based upon fair and reasonable terms no less favorable to UniverCell than it could have obtained in a comparable arm’s-length transaction with an unaffiliated Person.

(ii)    Except as disclosed in UniverCell’s SEC filings, no director, officer, employee or consultant of UniverCell or any Affiliate of a director, officer, employee or consultant of UniverCell, (A) owns, directly or indirectly, and whether on an individual, joint or other basis, any material financial interest in (1) any property or asset, real or personal, tangible or intangible, used in or held for use in connection with or pertaining to the UniverCell Business, or (2) any Person, that is a supplier, client or competitor of UniverCell, (B) serves as an officer, director, employee or consultant of any Person that is a supplier, client or competitor of UniverCell, or (C) is a debtor or creditor of UniverCell.

(p)    Employees and Labor Matters. UniverCell has no employees other than its President. UniverCell has previously furnished DAYTONA BRANDS a copy of its employment agreement with its President. Such employment agreement will terminate at the Effective Time of the Merger. UniverCell has complied in all material respects with all applicable Laws pertaining to the employment or termination of employment of its employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities.

(i)             UniverCell has no Benefit Plans.

(ii)    Each Benefit Plan previously maintained had been operated and administered in all material respects in accordance with its terms and applicable Law, including, without limitation, ERISA and the Code. All contributions to and payments from the Benefit Plans were timely made. All returns, reports and disclosures required to be made under ERISA, the Code or any other applicable Law with respect to the Benefit Plans were timely filed or made, and all statements made on such returns, reports and disclosures were true and complete in all material respects.

(iii)   UniverCell has not at any time in the past, sponsored, participated in or contributed to, and does not have any current or contingent obligations or liabilities whatsoever with respect to any: (A) “defined benefit plan” within the meaning of Section 3(35) of ERISA subject to Title IV of ERISA or the minimum funding requirements of Code Section 412; (B) “multiemployer plan” within the meaning of Section 401(a)(3) of ERISA; (C) “I” within the meaning of Code Section 419; or (D) plan or arrangement that provides post retirement medical benefits (except to the extent required by Code Section 4980B or Part 6 of Subtitle B of Title I of ERISA (“COBRA”) or similar state law), post retirement death benefits or post retirement welfare benefits of any kind whatsoever.

(iv)   All contributions and payments of insurance premiums required to be made with respect to the Benefit Plans have been fully paid in such a manner as not to cause any interest, penalties or other amounts that have not been satisfied or discharged to be assessed against UniverCell with respect thereto.

(v)    UniverCell has complied in all material respects with the continuation coverage requirements under COBRA, and similar state law, applicable to any of the Benefit Plans.

(vi)   There has been no “prohibited transaction” or “reportable event” within the meaning of the Code or ERISA within the last sixty (60) months, or breach of fiduciary duty with respect to any of the Benefit Plans that could subject UniverCell, the Surviving Corporation or any of the Affiliates of UniverCell or the Surviving Corporation, or any of their respective ERISA Affiliates, to any tax, penalty or other liability under the Code or ERISA.

(vii)          There is no Litigation nor are there claims with respect to any of the Benefit Plans pending or, to the knowledge of UniverCell, threatened, and to the knowledge of UniverCell, there are no facts, events, conditions or circumstances that could give rise to any such Litigation or claim (other than routine claims for benefits from eligible participants or beneficiaries in the normal and ordinary course). No Benefit Plan is the subject of any pending or, to UniverCell’s knowledge, threatened investigation or audit by the IRS, the U.S. Department of Labor or the Pension Benefit Guaranty Corporation or any other Governmental Authority.

(viii)         None of UniverCell or any of its employees, officers or directors, or any other Person has made any statement or communication or provided any materials to any employee or former employee of UniverCell that provides for or could be construed as a contract, agreement or commitment by UniverCell or the Surviving Corporation or any of their Affiliates to provide for any pension, welfare, or other employee benefit or fringe benefit plan or arrangement to any such employee or former employee, whether before or after retirement or separation or otherwise.

(ix)    To UniverCell’s knowledge, no event or condition exists or is likely to arise by virtue of the Merger or other Transactions contemplated by this Agreement with respect to any of the employees of UniverCell or any of the Benefit Plans which could reasonably be likely to result in any liability to UniverCell or the Surviving Corporation which could reasonably be expected to have a Material Adverse Effect.

(q)    Business Practices. Neither UniverCell nor, to the knowledge of UniverCell, any of its directors, officers, agents, employees or representatives in their capacities as such has: (i) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or any other country, which is in any manner related to UniverCell’s business that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; (iii) made any payment to any customer or subcontractor of UniverCell’s business or to any officer, director, partner, employee or agent of any such customer or subcontractor, for the unlawful influence of any such customer or subcontractor or any such officer, director, partner, employee or agent; (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or subcontractor any such officer, director, partner, employee or agent, in respect of UniverCell’s business; or (v) violated any federal, state or local campaign finance, election or similar laws.

(r)    Accuracy and Completeness of Information. All information furnished, to be furnished or caused to be furnished to DAYTONA BRANDS by or on behalf of the UniverCell Parties for the purposes of or in connection with this Agreement, or the Transactions contemplated by this Agreement is or, if furnished after the date of this Agreement, shall be true and complete in all material respects and does not, and, if furnished after the date of this Agreement, shall not, contain any untrue statement of material fact or fail to state any material fact necessary to make such information not misleading.

(s)    Ownership of Merger Subsidiary; No Prior Activities. The Merger Subsidiary is a Wholly-Owned Subsidiary of UniverCell created solely for the purpose of effecting the Merger. As of the date hereof and the Effective Time of the Merger, except for Liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and the other Transaction Documents, the Merger Subsidiary has not, nor will not, through the Effective Time of the Merger, directly or indirectly, through any Subsidiary or Affiliate of UniverCell, have any material Liabilities, engage in any material business activities of any type or kind whatsoever or enter into any agreements or arrangements with any Person.

5.    Representations and Warranties of DAYTONA BRANDS and the Controlling DAYTONA BRANDS Shareholders.  DAYTONA BRANDS and each of the Controlling DAYTONA BRANDS Shareholders jointly and severally represent and warrant to UniverCell as follows, except as otherwise set forth in Schedules to this Agreement (items disclosed in one Section of such Schedules shall apply to all other Sections unless specified otherwise):

(a)    Corporate. DAYTONA BRANDS is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida. DAYTONA BRANDS is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. The Charter Documents and Bylaws of DAYTONA BRANDS (all of which have been delivered or made available to UniverCell) have been duly adopted and are current, true, correct and complete and are in full force and effect. DAYTONA BRANDS has all necessary corporate power and authority to own, lease and operate the DAYTONA BRANDS Assets and to carry on the DAYTONA BRANDS Business as it is now being conducted. DAYTONA BRANDS’s only Subsidiary is EmailEmissary, Inc., an Oklahoma corporation.

(b)    Authorization. DAYTONA BRANDS has the requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by DAYTONA BRANDS have been duly authorized by all necessary corporate action, other than the approval of this Agreement and the consummation of the Merger is subject to the approval of the holders of a majority of the outstanding shares of DAYTONA BRANDS Common Stock. Each Transaction Document executed and delivered by each of the DAYTONA BRANDS Parties as of the date hereof has been duly executed and delivered by such DAYTONA BRANDS Party and constitutes a valid and binding obligation of such DAYTONA BRANDS Party enforceable against such DAYTONA BRANDS Party in accordance with its terms, and any Transaction Document executed and delivered by each DAYTONA BRANDS Party after the date hereof will be duly executed and delivered by such DAYTONA BRANDS Party and will constitute a valid and binding obligation of such DAYTONA BRANDS Party, enforceable against such DAYTONA BRANDS Party in accordance with its terms, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

(c)    Validity of Contemplated Transactions. Except for (i) compliance with the Securities Act, the Exchange Act and applicable state securities Laws, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Florida, and such other documents as are necessary to effect the Transactions contemplated herein with the Secretary of State of the State of Florida, neither the execution and delivery by each DAYTONA BRANDS Party of the Transaction Documents to which it, he or she is or will be a party, nor the performance of the Transactions to be performed by it, him or her, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (A) any Law or Court Order applicable to any DAYTONA BRANDS Party or any of their properties or assets, (B) the Charter Documents or Bylaws of DAYTONA BRANDS, or (C) any Contracts to which any DAYTONA BRANDS Party is a party or by which any of their properties or assets may be bound.

(d)    Capitalization and Stock Ownership. The total authorized capital stock of DAYTONA BRANDS consists of 50,000,000 shares of DAYTONA BRANDS Common Stock. Of such authorized capital stock, the only issued and outstanding shares on the date hereof are 43,416,800 shares of DAYTONA BRANDS Common Stock. Except for subscriptions for the purchase of shares of DAYTONA BRANDS Common Stock received by DAYTONA BRANDS in its ongoing private placement, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of DAYTONA BRANDS. All of the issued and outstanding shares of DAYTONA BRANDS Common Stock are validly issued, fully paid and non-assessable.

(e)    DAYTONA BRANDS Financial Statements. The audited balance sheet at December 31, 2005 and the related audited statements of income, cash flows, and stockholder's equity for the period ending December 31, 2005 (the “DAYTONA BRANDS Financial Statements”) will be delivered to UniverCell prior to the Effective Time. The DAYTONA BRANDS Financial Statements will be derived from the accounting books and records of DAYTONA BRANDS and will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in the DAYTONA BRANDS Financial Statements (except for changes in accounting principles disclosed in the notes thereto). The balance sheet included in the DAYTONA BRANDS Financial Statements will present fairly the financial position of DAYTONA BRANDS as at the date thereof, and the statements of income, statements of shareholder’s equity and statements of cash flows to be included in such DAYTONA BRANDS Financial Statements will present fairly the results of operations and cash flows of DAYTONA BRANDS for the periods indicated. There have not been any material adverse changes in the financial position or condition of DAYTONA BRANDS since December 31, 2005. For purposes of this Agreement, the balance sheet of DAYTONA BRANDS as of December 31, 2005 is referred to as the “DAYTONA BRANDS Balance Sheet” and the date thereof is referred to as the “DAYTONA BRANDS Balance Sheet Date.”

(f)    Taxes.

(i)    DAYTONA BRANDS (i) has filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax Returns filed were true, correct and complete in all material respects, and (ii) has paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

(ii)    DAYTONA BRANDS has (i) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the DAYTONA BRANDS Balance Sheet and (ii) provided a sufficient reserve on the DAYTONA BRANDS Balance Sheet for the payment of all Taxes not yet due and payable.

(iii)           No deficiency in respect of any Taxes which has been assessed against DAYTONA BRANDS remains unpaid, except for Taxes being contested in good faith, and DAYTONA BRANDS has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against DAYTONA BRANDS with respect to any Taxes.

(iv)   DAYTONA BRANDS has not extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

(v)    There are no liens for Taxes upon any assets of DAYTONA BRANDS except for liens for current Taxes not yet due.

(vi)   DAYTONA BRANDS has to its knowledge (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

(vii)         DAYTONA BRANDS is not a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(viii)         DAYTONA BRANDS is not a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

(ix)    To DAYTONA BRANDS's knowledge, DAYTONA BRANDS has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

(g)    Title to Assets and Related Matters. DAYTONA BRANDS has good and marketable title to the DAYTONA BRANDS Assets, free from any Encumbrances except (a) items described in any notes to the consolidated financial statements of DAYTONA BRANDS contained in DAYTONA BRANDS's Financial Statements, (b) minor matters that would not have a Material Adverse Effect, and (c) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due.

(h)    Real Property. All material real estate leased by DAYTONA BRANDS as of the date hereof and used in the operation of the DAYTONA BRANDS Business will be disclosed in the DAYTONA BRANDS Financial Statements. Each such lease is referred to herein as a “Lease.” The Leases constitute all of the leasehold interests in real property used or held for in connection with, necessary for the conduct of, or otherwise material to, DAYTONA BRANDS’s Business. As of the date hereof, DAYTONA BRANDS does not own any real property.

(i)    DAYTONA BRANDS has delivered to UniverCell correct and complete copies of the Leases. Each Lease is legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be so enforceable, individually and in the aggregate, has not had or resulted in and could not reasonably be expected to have or result in a Material Adverse Effect. DAYTONA BRANDS is not in default, violation or breach in any material respect under any Lease, and to DAYTONA BRANDS’s knowledge, no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Lease that could reasonably be expected to have a Material Adverse Effect. Each Lease grants the tenant under the Lease the exclusive right to use and occupy the premises and rights demised and intended to be demised thereunder. DAYTONA BRANDS has good and valid title to the leasehold estate under the Leases free and clear of any Liens. DAYTONA BRANDS enjoys peaceful and undisturbed possession under the Leases.

(ii)    No Proceedings. There are no proceedings in eminent domain or other similar proceedings pending or, to the knowledge of DAYTONA BRANDS, threatened, affecting any portion of the property subject to the Leases. There exists no writ, injunction, decree, order or judgment outstanding, nor any Litigation, pending or, to the knowledge of DAYTONA BRANDS, threatened, relating to the ownership, lease, use, occupancy or operation by DAYTONA BRANDS of any real property subject to the Leases.

(i)    Legal Proceedings; Compliance with Law; Governmental Permits.

(i)    Except as set forth on Schedule 5(i), there is no Litigation that is pending or, to DAYTONA BRANDS's knowledge, threatened against DAYTONA BRANDS. DAYTONA BRANDS is and has been in compliance with all applicable Laws, including Environmental Laws and applicable securities Laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to DAYTONA BRANDS, including Environmental Laws, except for any Defaults that have not had or would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to DAYTONA BRANDS. DAYTONA BRANDS has not received any written notice and no other communication has been received to the effect that it is not in compliance with any applicable Laws, and DAYTONA BRANDS has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws.

(ii)    To DAYTONA BRANDS’s knowledge, there is no Environmental Condition at any property presently or formerly owned or leased by DAYTONA BRANDS.

(iii)   DAYTONA BRANDS has all Governmental Permits required in connection with the operation of its business as now being conducted, all of which are in full force and effect. DAYTONA BRANDS has complied, in all material respects, with all of its Governmental Permits. The execution, delivery and performance of this Agreement and the consummation of the Transactions contemplated hereby will not (A) result in or give to any Person any right of termination, non-renewal, cancellation, acceleration or modification in or with respect to any such Governmental Permit, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Governmental Permit, or (C) result in any Encumbrance upon DAYTONA BRANDS or any of its Assets under the terms of any Governmental Permit.

(j)    Patents, Trademarks, etc. To DAYTONA BRANDS’s knowledge, DAYTONA BRANDS has not infringed upon or unlawfully or wrongfully used any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by DAYTONA BRANDS, except for those situations that would not have a Material Adverse Effect. To DAYTONA BRANDS's knowledge, DAYTONA BRANDS owns or has valid rights to use all Intellectual Property used in the conduct of its Business, or proposed to be used in its Business as proposed to be conducted, except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

(k)    Absence of Certain Changes. Since the DAYTONA BRANDS Balance Sheet Date, DAYTONA BRANDS has conducted the DAYTONA BRANDS Business in the ordinary course and there has not been:

(i)    any Material Adverse Effect on the DAYTONA BRANDS Business;

(ii)    any distribution or payment declared or made in respect of DAYTONA BRANDS's capital stock by way of dividends, purchase or redemption of shares or otherwise;

(iii)   any increase in the compensation payable or to become payable to any current director or officer of DAYTONA BRANDS, except for merit and seniority increases for employees made in the ordinary course of business consistent with past practice, nor any material change in any existing employment, severance, consulting arrangements or any DAYTONA BRANDS Benefit Plan;

(iv)   any sale, assignment or transfer of any DAYTONA BRANDS Assets, or any additions to or transactions involving any DAYTONA BRANDS Assets, other than those made in the ordinary course of business;

(v)    other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by DAYTONA BRANDS;

(vi)   any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

(vii)          (A) any creation, or assumption of, any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business, (B) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or (C) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

(viii)         any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

(ix)    other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (A) plan of liquidation or dissolution, (B) acquisition of a material amount of assets or securities, (C) disposition or Encumbrance of a material amount of assets or securities, (D) merger or consolidation, or (E) material change in its capitalization; or

(x)    any change in accounting procedure or practice.

(l)    Corporate Records. The minute books of DAYTONA BRANDS contain accurate, complete and current copies of all Charter Documents and Bylaws, including all amendments thereto, and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders.

(m)    Finder's Fees. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of DAYTONA BRANDS.

(n)    Insurance. DAYTONA BRANDS currently only maintains health insurance coverage for its employees.

(o)    Affiliate Transactions.

(i)    Schedule 5(o) contains a complete and correct list of (a) all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which DAYTONA BRANDS, on the one hand, and any director or officer of DAYTONA BRANDS or any Affiliate of a director or officer of DAYTONA BRANDS, on the other hand, are a party or are otherwise bound or affected, and that are currently pending or in effect and (b) all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by DAYTONA BRANDS, on the one hand, and any employee or consultant of DAYTONA BRANDS or any of its Affiliates or any Affiliate of any such employee or consultant, on the other hand, which, individually or in the aggregate, are material to DAYTONA BRANDS’s business. Each item set forth on Schedule 5(o) has been entered into the normal and ordinary course of DAYTONA BRANDS’s business and pursuant to the reasonable requirements thereof, and is based upon fair and reasonable terms no less favorable to DAYTONA BRANDS than it could have obtained in a comparable arm’s-length transaction with an unaffiliated Person.

(ii)    Except as set forth in Schedule 5(o), no director, officer, employee or consultant of DAYTONA BRANDS or any Affiliate of a director, officer, employee or consultant of DAYTONA BRANDS, (A) owns, directly or indirectly, and whether on an individual, joint or other basis, any material financial interest in (1) any property or Asset, real or personal, tangible or intangible, used in or held for use in connection with or pertaining to the DAYTONA BRANDS Business, or (2) any Person, that is a supplier, client or competitor of DAYTONA BRANDS, (B) serves as an officer, director, employee or consultant of any Person that is a supplier, client or competitor of DAYTONA BRANDS, or (C) is a debtor or creditor of DAYTONA BRANDS.

(p)    Employees and Labor Matters.

(i)    Schedule 5(p) sets forth a complete and accurate list of all of DAYTONA BRANDS’s employees and their current position.

(ii)    Schedule 5(p) also sets forth those employees with whom DAYTONA BRANDS has entered into an employment Contract or a Contract obligating DAYTONA BRANDS to make severance or termination payments, income continuation payments and benefits, change-in-control payments and benefits, healthcare continuation benefits, supplemental life insurance benefits, consulting payments and other benefits and payments of any kind similar to any of the foregoing payments and benefits. DAYTONA BRANDS has made available to UniverCell true and complete copies of each such Contract.

(iii)    DAYTONA BRANDS is not a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by DAYTONA BRANDS. To the knowledge of DAYTONA BRANDS, there has not been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of DAYTONA BRANDS. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of DAYTONA BRANDS, threatened with respect to any employee of DAYTONA BRANDS. DAYTONA BRANDS has complied in all material respects with all applicable Laws pertaining to the employment or termination of employment of its employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities.

(q)    Benefit Plans. Schedule 5(q) sets forth a complete and accurate list of all Benefit Plans maintained by DAYTONA BRANDS or any of its Subsidiaries or any of their respective ERISA Affiliates.

(i)    With respect to each Benefit Plan, DAYTONA BRANDS has made available to UniverCell true and complete copies of (A) the plan document, trust agreement and any other document governing such Benefit Plan, (B) the summary plan description, (C) all Form 5500 annual reports and attachments, and (D) the most recent IRS determination letter, if any, for such Benefit Plan.

(ii)    Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including, without limitation, ERISA and the Code. All contributions to and payments from the Benefit Plans have been timely made. All returns, reports and disclosures required to be made under ERISA, the Code or any other applicable Law with respect to the Benefit Plans have been timely filed or made, and all statements made on such returns, reports and disclosures were true and complete in all material respects.

(iii)    DAYTONA BRANDS does not at present and has not at any time in the past, sponsor, participate in or contribute to, and does not have any current or contingent obligations or liabilities whatsoever with respect to any: (i) “defined benefit plan” within the meaning of Section 3(35) of ERISA subject to Title IV of ERISA or the minimum funding requirements of Code Section 412; (ii) “multiemployer plan” within the meaning of Section 401(a)(3) of ERISA; (iii) “welfare benefit fund” within the meaning of Code Section 419; or (iv) plan or arrangement that provides post retirement medical benefits (except to the extent required by COBRA or similar state law), post retirement death benefits or post retirement welfare benefits of any kind whatsoever.

(iv)   No Benefit Plan is intended to be tax qualified under the Code.

(v)    All contributions and payments of insurance premiums required to be made with respect to the Benefit Plans have been fully paid in such a manner as not to cause any interest, penalties or other amounts that have not been satisfied or discharged to be assessed against DAYTONA BRANDS with respect thereto.

(vi)   DAYTONA BRANDS has complied in all material respects with the continuation coverage requirements under COBRA, and similar state law, applicable to any of the Benefit Plans.

(vii)          There has been no “prohibited transaction” or “reportable event” within the meaning of the Code or ERISA within the last sixty (60) months, or breach of fiduciary duty with respect to any of the Benefit Plans that could subject the Surviving Corporation or any of its Affiliates or any of their respective ERISA Affiliates to any tax, penalty or other liability under the Code or ERISA.

(viii)    No Benefit Plan has been terminated within the past sixty (60) months. There is no Litigation nor are there claims with respect to any of the Benefit Plans (other than routine claims for benefits from eligible participants or beneficiaries in the normal and ordinary course of business) pending or, to the knowledge of DAYTONA BRANDS threatened, and to the knowledge of DAYTONA BRANDS, there are no facts, events, conditions or circumstances that could give rise to any such Litigation or claim (other than routine claims for benefits from eligible participants or beneficiaries in the normal and ordinary course). No Benefit Plan is the subject of any pending or, to DAYTONA BRANDS’s knowledge, threatened investigation or audit by the IRS, the U.S. Department of Labor or the Pension Benefit Guaranty Corporation or any other Governmental Authority.

(ix)    Except for the Benefit Plans to the extent currently provided to any employee or former employee in the ordinary course of business consistent with past practice, none of DAYTONA BRANDS or any of its employees, officers or directors, or any other Person has made any statement or communication or provided any materials to any employee or former employee of DAYTONA BRANDS that provides for or could be construed as a contract, agreement or commitment by the Surviving Corporation or any of its Affiliates to provide for any pension, welfare, or other employee benefit or fringe benefit plan or arrangement to any such employee or former employee, whether before or after retirement or separation or otherwise.

(x)    To DAYTONA BRANDS’s knowledge, no event or condition exists or is likely to arise by virtue of the Merger or other Transactions contemplated by this Agreement with respect to any of the employees of DAYTONA BRANDS or any of the Benefit Plans which could reasonably be likely to result in any liability to the Surviving Corporation which could reasonably be expected to have a Material Adverse Effect.

(r)    Current Business Practices. Neither DAYTONA BRANDS nor, to the knowledge of DAYTONA BRANDS, any of its directors, officers, agents, employees or representatives in their capacities as such has: (i) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or any other country, which is in any manner related to DAYTONA BRANDS’s business that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; (iii) made any payment to any customer or subcontractor of DAYTONA BRANDS’s Business or to any officer, director, partner, employee or agent of any such customer or subcontractor, for the unlawful influence of any such customer or subcontractor or any such officer, director, partner, employee or agent; (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or subcontractor any such officer, director, partner, employee or agent, in respect of DAYTONA BRANDS’s Business; or (v) violated any federal, state or local campaign finance, election or similar laws.

(s)    Accuracy and Completeness of Information. All information furnished, to be furnished or caused to be furnished to UniverCell by or on behalf of the DAYTONA BRANDS Parties for the purposes of or in connection with this Agreement, or the Transactions contemplated by this Agreement, is or, if furnished after the date of this Agreement, shall be true and complete in all material respects and does not, and, if furnished after the date of this Agreement, shall not, contain any untrue statement of material fact or fail to state any material fact necessary to make such information not misleading.

6.    Representations and Warranties of the Controlling DAYTONA BRANDS Shareholders and Controlling UniverCell Shareholder.

(a)    Representations and Warranties of the Controlling DAYTONA BRANDS Shareholders. Each of the Controlling DAYTONA BRANDS Shareholders represents and warrants to UniverCell that he or she is the owner of the number of shares of DAYTONA BRANDS Common Stock set forth on Schedule 6(a), free of all Encumbrances;

(b)    Representations and Warranties of the Controlling UniverCell Shareholder. The Controlling UniverCell Shareholder represents and warrants to DAYTONA BRANDS that he is the owner of the number of shares of UniverCell Common Stock set forth on Schedule 6(b), free of all Encumbrances.

7.    Covenants of The Parties.

(a)    Notification of Certain Matters. Each of UniverCell and DAYTONA BRANDS shall give prompt notice to each other of the following:

(i)    the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (B) directly or indirectly, any Material Adverse Effect;

(ii)    any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

(iii)    any facts relating to such Party which would make it necessary or advisable to amend the Schedules attached hereto in order to make the statements therein not misleading or to comply with applicable Law; provided, however, that the delivery of any notice pursuant to this Section 7(a)(iii) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b)    Access to Information. From the date hereof to the Effective Time, UniverCell and DAYTONA BRANDS shall, and shall cause its respective Subsidiaries, and its officers, directors, employees, auditors, counsel and agents, to afford upon prior written notice the officers, employees, auditors, counsel, financial advisors and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

(c)    Public Announcements. UniverCell and DAYTONA BRANDS (i) shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the Merger and the other Transactions shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other and (ii) before issuing any press release or otherwise making any public statements with respect to the Transactions, will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation.

(d)    Cooperation. Upon the terms and subject to the conditions hereof, each of the Parties shall use its, his or her commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the Merger and the other Transactions and shall use its, his or her commercially reasonable efforts to obtain all UniverCell Required Consents and DAYTONA BRANDS Required Consents, and to effect all necessary filings under the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to fulfill the conditions herein to the extent that the fulfillment thereof is within a Party's control.

(e)    Reorganization. From and after the date hereof and until the Effective Time, neither UniverCell nor DAYTONA BRANDS, nor any of their respective Subsidiaries, shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

8.    Covenants of UniverCell.

(a)    Operation of the Business. Except as contemplated by this Agreement or as expressly agreed to in writing by DAYTONA BRANDS, during the period from the date of this Agreement to the Effective Time, UniverCell and its Subsidiaries will conduct their operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and will take no action which would materially adversely affect their ability to consummate the Merger and the other Transactions.

(b)    Maintenance of the Assets. UniverCell shall use its reasonable best efforts to continue to maintain and service the UniverCell Assets consistent with past practice.

(c)    Employees and Business Relations. UniverCell shall use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

(d)    Expenses. UniverCell shall pay all of the legal, accounting and other expenses incurred by UniverCell in connection with the Transactions.

(e)    Certain Tax Matters. From the date hereof until the Effective Time, (i) UniverCell will prepare and file, in the manner required by applicable Law, all Tax Returns (the “Post-Signing Returns”) required to be filed under applicable Law; (ii) UniverCell will timely pay all Taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) UniverCell will make provision for all Taxes payable by UniverCell and/or any such Subsidiary under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (iv) UniverCell will promptly notify DAYTONA BRANDS in writing of any action, suit, proceeding, claim or audit pending against or with respect to UniverCell in respect of any Tax.

(f)    State Anti-Takeover Law. If any “business combination,” “moratorium,” “control share,” “fair price,” “interested shareholder,” “affiliated transaction” or other anti-takeover statute or regulation under the FBCA (i) prohibits or restricts UniverCell's ability to perform its obligations under this Agreement or any Party's ability to consummate the Merger or the other Transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, then UniverCell shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

(g)    SEC Filings. UniverCell shall timely file all periodic and other reports required to be filed with the SEC under the Securities Act or the Exchange Act.

(h)    Accountant's Reports. UniverCell shall provide in a timely manner the written consent of UniverCell independent accountant's reports on any of UniverCell’s financial statements, if necessary under the Securities Act or Exchange Act.

(i)    Shareholder Meeting and Notice. As promptly as practicable following the date of this Agreement, UniverCell shall call and give notice of a meeting of the shareholders of UniverCell to consider and vote upon the adoption of this Agreement and the terms and conditions of the Merger and ratification of the UniverCell Controlling Shareholder’s previous purchase of substantially all of the assets of UniverCell.

9.    Covenants of DAYTONA BRANDS.

(a)    Operation of the Business. Except as contemplated by this Agreement or as expressly agreed to in writing by UniverCell, during the period from the date of this Agreement to the Effective Time, DAYTONA BRANDS will conduct its operations only in the ordinary course of business consistent with DAYTONA BRANDS’s usual business practices, and will not willfully or intentionally take any action which would materially adversely affect its ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the Schedules attached hereto, prior to the Effective Time, DAYTONA BRANDS will not, without the prior written consent of UniverCell:

(i)    amend its Charter Documents or Bylaws (or similar organizational documents);

(ii)    authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than the sale of shares of DAYTONA BRANDS Common Stock in private placements; provided, however, that the total number of shares of DAYTONA BRANDS Common Stock that will be outstanding immediately prior to the Effective Date of the Merger shall not exceed 49,500,000 shares;

(iii)    recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its securities or modify any of the terms of any such securities;

(iv)    (A) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or as otherwise may be contractually required and disclosed in a Schedule attached hereto; or (C) make any loans, advances or capital contributions to, or investments in, any other Person;

(v)    (A) amend any DAYTONA BRANDS Benefit Plan or (B) except in the ordinary course of business consistent with usual practice or established policy (1) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases in the ordinary course of business; (2) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing DAYTONA BRANDS Benefit Plans disclosed in a Schedule hereto or in the ordinary course of business; or (3) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

(vi)    enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

(vii)    other than in the ordinary course of business or as provided herein, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (A) plan of liquidation or dissolution, (B) acquisition of a material amount of assets or securities, (C) disposition or Encumbrance of a material amount of assets or securities, (D) merger or consolidation or (E) material change in its capitalization;

(viii)    change any material accounting or Tax procedure or practice;

(ix)    take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

(x)    compromise, settle or otherwise modify any material claim or litigation; or

(xi)    commit or agree to do any of the foregoing.

(b)    Maintenance of the Assets. DAYTONA BRANDS shall use its reasonable best efforts to continue to maintain and service the DAYTONA BRANDS Assets consistent with past practice. DAYTONA BRANDS shall not, directly or indirectly, sell or encumber all or any part of the DAYTONA BRANDS Assets, other than sales in the ordinary course of business or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

(c)    Employees and Business Relations. DAYTONA BRANDS shall use commercially reasonable efforts to keep available the services of its current key employees and agents and to maintain its relations and goodwill with its key suppliers, customers, distributors and any others having material business relations with it.

(d)    Certain Tax Matters. From the date hereof until the Effective Time: (i) DAYTONA BRANDS will prepare and file, in the manner required by applicable Law, all Post-Signing Returns required to be filed under applicable Law; (ii) DAYTONA BRANDS will timely pay all Taxes due and payable such Post-Signing Returns that are so filed; (iii) DAYTONA BRANDS will make reasonable provision for Taxes estimated by DAYTONA BRANDS under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (iv) DAYTONA BRANDS will promptly notify UniverCell in writing of any action, suit, proceeding, claim or audit pending against or with respect to DAYTONA BRANDS in respect of any Tax that is not disclosed with respect to on the Schedules attached hereto.

(e)    State Anti-Takeover Law. If any “business combination,” “moratorium,” “control share,” “fair price,” “interested shareholder,” “affiliated transaction” or other anti-takeover statute or regulation under the FBCA (i) prohibits or restricts DAYTONA BRANDS's ability to perform its obligations under this Agreement or any Party's ability to consummate the Merger or the other Transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof or thereof, then DAYTONA BRANDS shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

(f)    Accountant's Reports. DAYTONA BRANDS shall provide in a timely manner the written consent of DAYTONA BRANDS's independent accountant's reports on the DAYTONA BRANDS Financial Statements, if necessary under the Securities Act or Exchange Act.

(g)    Shareholder Meeting and Notice. As promptly as practicable following the date of this Agreement, DAYTONA BRANDS shall call and give notice of a meeting of the DAYTONA BRANDS Shareholders to consider and vote upon the adoption of this Agreement and the terms and conditions of the Merger.

10.    Covenants of the Controlling DAYTONA BRANDS Shareholders and Controlling UniverCell Shareholder.

(a)    Covenant of the Controlling DAYTONA BRANDS Shareholder. Each of the Controlling DAYTONA BRANDS Shareholders agrees to vote his or her DAYTONA BRANDS Shares in favor of the Merger and the other Transactions contemplated herein.

(b)    Covenant of the Controlling UniverCell Shareholder. The Controlling UniverCell Shareholder agrees to vote his shares of UniverCell Common Stock in favor of the Merger and the other Transactions contemplated herein.

11.    Conditions Precedent to Obligations of DAYTONA BRANDS. The obligations of DAYTONA BRANDS to consummate the Merger and the other Transactions contemplated herein shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of the UniverCell Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

(b)    Agreements, Conditions and Covenants. The UniverCell Parties shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

(c)    Required Consents. UniverCell shall have obtained all consents (“UniverCell Required Consents”) from third parties.

(d)    Material Adverse Effect. There shall have been no Material Adverse Effect on UniverCell or the UniverCell Parties taken as a whole.

(e)    Opinion of UniverCell’s Counsel. UniverCell shall have furnished to DAYTONA BRANDS, at the Closing, with an opinion of Raice Paykin Greenblatt Lesser & Krieg, counsel to UniverCell, dated as of the Closing Date, substantially in the form of Exhibit 11(e) annexed hereto.

(f)    Delivery of Certificate. UniverCell shall have delivered to DAYTONA BRANDS an officers’ certificate, dated the Closing Date, and signed by the principal executive officer, the secretary and the chief financial officer of UniverCell, affirming that the representations and warranties as set forth in Section 4 were and are true, correct and complete.

12.    Conditions Precedent to Obligations of the UniverCell Parties. The obligations of the UniverCell Parties to consummate the Merger and the other Transactions contemplated herein shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of DAYTONA BRANDS contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

(b)    Agreements, Conditions and Covenants. DAYTONA BRANDS shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

(c)    Required Consents. DAYTONA BRANDS shall have obtained all consents (“DAYTONA BRANDS Required Consents”) from third parties.

(d)    Material Adverse Effect. There shall have been no Material Adverse Effect on DAYTONA BRANDS.

(e)    Patent Application. UniverCell shall not have reasonably determined that no patent will issue on the currently pending patent application by DAYTONA BRANDS covering software for the creation of erasable e-mail.

(f)    Opinion of DAYTONA BRANDS’s Counsel. DAYTONA BRANDS shall have furnished to UniverCell, at the Closing, with an opinion of Giordano, Halleran & Ciesla, P.C., counsel to DAYTONA BRANDS, dated as of the Closing Date, substantially in the form of Exhibit 12(f) annexed hereto.

(g)    Delivery of Certificate. DAYTONA BRANDS shall have delivered to UniverCell an officers’ certificate, dated the Closing Date, and signed by the principal executive officer, the secretary and the chief financial officer of DAYTONA BRANDS, affirming that the representations and warranties as set forth in Section 5 were and are true, correct and complete.

(h)    Securities Law Compliance. Not later than 30 days after execution of this Agreement, DAYTONA BRANDS shall have delivered to UniverCell executed investor questionnaires from each of DAYTONA BRANDS’s shareholders, and an executed offeree representative questionnaire from the offeree representative of each DAYTONA BRANDS shareholder who is not an accredited investor, and, on the basis of such questionnaires, UniverCell shall have reasonably determined that, provided the joint information statement referred to in Section 2(b) complies with the information requirements of Rule 502(b)(2) of Regulation D, the issuance of the UniverCell Shares to the DAYTONA BRANDS shareholders as contemplated by this Agreement does not require registration under the Securities Act.

13.    Indemnification.

(a)    Survival of Representations, Warranties and Covenants. The obligations of the Parties with respect to the representations, warranties, agreements and covenants set forth in this Agreement will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date (the “Termination Date”), at which time the representations, warranties, agreements and covenants of the Parties set forth in this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto will terminate; provided, that (i) notwithstanding the above, any agreement or covenant set forth in this Agreement with a fixed term shall survive and continue in full force and effect for the length of the entire fixed term, and (ii) the Parties will remain liable to the extent set forth in this Section 13 for Damages; provided that a notice of such Damages has been delivered to an Indemnifying Party on or before the Termination Date and until such time as such indemnity claim has been fully quantified and/or decided, settled or adjudicated.

(b)    Indemnification of DAYTONA BRANDS Indemnified Parties. Subject to the limitations set forth in this Section 13, UniverCell and the Controlling UniverCell Shareholder will jointly and severally indemnify and hold harmless each DAYTONA BRANDS Indemnified Party against all Damages, that arise directly or indirectly from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of the UniverCell Parties given or made in this Agreement or in any schedules, exhibits or certificates delivered in connection herewith; (ii) the nonfulfillment of, breach of or default in connection with any covenant or agreement on the part of the UniverCell Parties under this Agreement or any of the other Transaction Documents, (iii) any liability under the Securities Act, the Exchange Act or other applicable Law which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to the UniverCell Parties, set forth in any filing made by UniverCell with the SEC or disclosure to the general public or any untrue statement or alleged untrue statement of a material fact relating to UniverCell which is provided to DAYTONA BRANDS or its counsel in writing by UniverCell or any of its agents or representatives, or (B) any omission or alleged omission to state therein a material fact relating to UniverCell required to be stated in any filing, disclosure or statement to make the statements therein not misleading (each Damages claim described in Section 13(b) being an “DAYTONA BRANDS Indemnified Loss”), or (iii) any claim by a third party. Once the occurrence of a breach of any representation, warranty, agreement or covenant has been established, Damages shall be calculated without regard to whether such breach caused a Material Adverse Effect.

(c)    Indemnification of UniverCell. Subject to the limitations set forth in this Section 13, DAYTONA BRANDS and each of the Controlling DAYTONA BRANDS Shareholders shall jointly and severally indemnify and hold harmless UniverCell from and against, all Damages that arise directly or indirectly from, are based on, arise out of or are attributable to (i) any breach by DAYTONA BRANDS or such Controlling DAYTONA BRANDS Shareholder of his or its representations and warranties set forth herein or in any schedules, exhibits and certificates delivered in connection herewith; or (ii) the nonfulfillment of any covenant or agreement on the part of DAYTONA BRANDS or such Controlling DAYTONA BRANDS Shareholder under this Agreement or any of the other Transaction documents. Once the occurrence of a breach of any representation, warranty, agreement or covenant has been established, Damages shall be calculated without regard to whether such breach caused a Material Adverse Effect.

(d)    Maximum Indemnification. In no event shall the aggregate liability of DAYTONA BRANDS and the Controlling DAYTONA BRANDS Shareholder, or of UniverCell and the Controlling UniverCell Shareholder, for indemnification or otherwise (including without limitation, for breach of covenants or otherwise at law or equity) exceed $1,000,000.

(e)    Basket. The indemnification obligations of an Indemnifying Party pursuant to Section 13 shall apply only to the extent that the aggregate Damages incurred in connection therewith exceed $50,000 and no claim for indemnification shall be paid unless the aggregate damages incurred by the Indemnified Party exceeds $50,000, and then only of such excess amount.

(f)    Insurance and Third Party Recoveries. Each Indemnified Party shall use commercially reasonable efforts to access any applicable insurance and seek recoveries from other responsible third parties in connection with any claim seeking indemnification pursuant to this Section 13. Any Damages for which indemnification is provided under this Section 13 shall be net of any amounts actually recovered by an Indemnified Party (after the Effective Time) from third parties (including amounts actually recovered under insurance policies) with respect to such Damages. If an Indemnified Party recovers an amount from a third party in respect of Damages after the full amount of such Damages has been paid or after a partial payment and the amount received from a third party exceeds the remaining unpaid balance of such Damages, then the Indemnified Party shall promptly remit to the Indemnifying Party payment of the excess of (i) the sum of the amount heretofore paid in respect of such Damages, plus the amount received from the third party in respect thereof, less (ii) the full amount of such Damages.

(g)    Conditions of Indemnification.

(i)    The provisions of Section 13 shall be the sole manner by which the Indemnified Party shall assert any claim against the Indemnifying Party, including, without limitation, any claim for breach of this Agreement.

(ii)    A party claiming indemnification under this Agreement (an “Indemnified Party”) shall promptly (A) notify the party from whom indemnification is sought (the “Indemnifying Party”) of any third-party claim or claims asserted against the Indemnified Party (“Third Party Claim”) that could give rise to a right of indemnification under this Agreement and (B) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that Third Party Claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such Third Party Claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as otherwise set forth herein, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that Third Party Claim. Within 15 days after receipt of any Claim Notice (the “Election Period”), the Indemnifying Party shall notify the Indemnified Party (1) whether the Indemnifying Party disputes its, his or her potential liability to the Indemnified Party under this Section 13 with respect to that Third Party Claim and (2) if the Indemnifying Party does not dispute its, his or her potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

(iii)    If the Indemnifying Party does not dispute its, his or her potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its, his or her sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section and the Indemnified Party will furnish the Indemnifying Party with all information in its, his or her possession, subject to a confidentiality agreement, with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that (A) purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party, (B) involves a guilty plea to any crime (C) involves a fine or penalty, whether or not paid by the Indemnifying Party, without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party), or (D) does not include a full and complete release of the Indemnified Party and its Affiliates in a form that is satisfactory to the Indemnified Party. The Indemnified Party is authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its, his or her interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section and will bear its, his or her own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it, him or her which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party (provided that such expenses are reasonable), and, on its, his or her written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

(iv)    If the Indemnifying Party (A) within the Election Period (1) disputes its potential liability to the Indemnified Party under this Section 13, (2) elects not to defend the Indemnified Party pursuant to Section 13(g)(iii) or (3) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 13(g)(iii) or (B) elects to defend the Indemnified Party pursuant to Section 13(g)(iii) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (provided that such expenses are reasonable) (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its, his or her potential liability to the Indemnified Party under this Section 13 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section, and the Indemnifying Party shall bear its, his or her own costs and expenses with respect to such participation.

(v)    In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its, his or her receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

(vi)    Payments of all amounts owing by an Indemnifying Party pursuant to this Section 13 relating to a Third Party Claim shall be made within 30 days after the latest of (A) the settlement of that Third Party Claim, (B) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (C) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 13(g)(v) shall be made within 30 days after the later of (1) the expiration of the 30-day Indemnity Notice period or (2) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

(h)    Sole Remedy. From and after the Effective Time, the remedies provided in this Section 13 shall be the sole remedy of the Parties for any claim arising out of this Agreement and the Transactions contemplated herein or any Law or legal theory applicable thereto, including the breach of any representation, warranty or covenant contained in this Agreement or any Schedule to this Agreement.

(i)    Continuation of Indemnity.

(i)    From and after the Effective Time, DAYTONA BRANDS shall maintain all rights of indemnification (including rights to advancement of expenses and exculpation from liability) existing in favor of the present and former directors, officers, employees and agents of DAYTONA BRANDS on terms no less favorable than those provided in the Certificate of Incorporation or by-Bylaws of DAYTONA BRANDS as in effect on the date of this Agreement, in each case with respect to matters occurring prior to or after the Effective Time.

(ii)    In the event that DAYTONA BRANDS or any of its successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (B) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of DAYTONA BRANDS honor the indemnification obligations set forth in this Section 13(i)(ii).

14.    Termination.

(a)    Grounds for Termination. This Agreement may be terminated at any time before the Effective Time as follows:

(i)    By mutual written consent of each of UniverCell and DAYTONA BRANDS at any time;

(ii)    By UniverCell or DAYTONA BRANDS by written notice if the Transactions contemplated hereby shall not have been consummated on or before September 30, 2006, unless such date is extended by the mutual written consent of UniverCell and DAYTONA BRANDS; or

(iii)    By either UniverCell on the one hand or DAYTONA BRANDS on the other hand by written notice to the other if:

(a)
the representations and warranties of the other Party shall not be true and correct in all material respects at and as of the date when made (except to the extent such representations and warranties speak of an earlier date), or shall not be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties speak of an earlier date) as though made on and as of such date,

(b)
the other Party shall (and the terminating party shall not) have failed to perform and comply with, in all material respects, all agreements, covenants and conditions hereby required to have been performed or complied with by such party prior to the time of such termination, and such failure shall not have been cured within five (5) days following notice of such failure, or

(c)
any event, fact or condition shall occur or exist that otherwise shall have made it impossible to satisfy a condition precedent to the terminating party’s obligations to consummate the Transactions contemplated by this Agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such party prior to the Closing.

(b)    Effect of Termination. If this Agreement is terminated pursuant to Sections 14(a)(i) or 14(a)(ii), this Agreement shall be terminated and there shall be no liability on the part of any of the Parties except as specified in Sections 8(d). Notwithstanding the foregoing, nothing herein shall relieve any Party from liability for the Party’s breach of this Agreement.

15.    Definitions.  For convenience, certain terms used in more than one part of this Agreement are defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

(a)    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

(b)    “Agreement” means this Agreement and Plan of Merger.

(c)    “Assets” means, with respect to UniverCell, the Merger Subsidiary or DAYTONA BRANDS, as shown by the context in which used, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements, that are owned or possessed by such Party and its Subsidiaries, taken as a whole.

(d)    “Benefit Plan” means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, severance, incentive, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each “employee benefit plan” as defined in Section 3(3) of ERISA.

(e)    “Business” means with respect to UniverCell the entire business and operations of UniverCell and with respect to DAYTONA BRANDS the entire business and operations of DAYTONA BRANDS and its Subsidiaries.

(f)    “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

(g)    “Certificate of Merger” is defined in Section 1(b).

(h)    “Charter Documents” means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

(i)    “Closing” is defined in Section 3(a).

(j)    “Closing Date” is defined in Section 3(a).

(k)    “COBRA” is defined in Section 4(p)(iii).

(l)    “Code” means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

(m)    “Contract” means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

(n)    “Controlling DAYTONA BRANDS Shareholders” is defined in the Preamble.

(o)    “Conversion Number” is defined in Section 1(j).

(p)    “Copyrights” means registered copyrights, copyright applications and unregistered copyrights.

(q)    “Court Order” means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law.

(r)    “Damages” shall have the same meaning as Losses.

(s)    “Default” means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

(t)    “FBCA” means the Florida General Corporation Law, as amended.

(u)    “Dissenting Shareholder” means a UniverCell shareholder or DAYTONA BRANDS Shareholder who properly exercised his, her or its right to dissent from the Merger and other Transactions contemplated herein under applicable Law.

(v)    “Effective Time” is defined in Section 1(b).

(w)    “Election Period” is defined in Section 13(g)(ii).

(x)    “Encumbrances” means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

(y)    “Environmental Condition” means any condition or circumstance, including the presence of Hazardous Substances which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (ii) give rise to any civil or criminal Liability under any Environmental Law, (iii) create or constitute a public or private nuisance or (iv) constitute a violation of or non-compliance with any Environmental Law.

(z)    “Environmental Law” means all Laws, Court Orders, principles of common law, and permits, licenses, registrations, approvals or other authorizations of any Governmental Authority relating to Hazardous Substances, pollution, protection of the environment or human health.

(aa)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(bb)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(cc)    “FBCA” means the Florida Business Corporation Act, as amended.

(dd)    “GAAP” means United States generally accepted accounting principles including those set forth: (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in the statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

(ee)    “Governmental Authority” means any federal, state, local, municipal or foreign or other government or governmental agency or body.

(ff)    “Governmental Permit” is defined in Section 4(i)(iii).

(gg)    “Hazardous Substances” means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, (i) any “hazardous substances” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq. and its implementing regulations, (ii) any “extremely hazardous substance,” “hazardous chemical” or “toxic chemical” as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §11001 et seq. and its implementing regulations, (iii) any “hazardous waste,” as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. and its implementing regulations, (iv) any “pollutant,” as defined under the Water Pollution Control Act, 33 U.S.C. §1251 et seq. and its implementing regulations as any of such Laws in clauses (i) through (iv) may be amended from time to time, and (v) any material, substance or waste regulated under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any Governmental Authority concerning protection of the environment, pollution, health or safety or the public welfare.

(hh)    “Indemnified Party” shall have the meaning set forth in Section 13(g)(ii).

(ii)    “Indemnifying Party” shall have the meaning set forth in Section 13(g)(ii).

(jj)    “Indemnity Notice” is defined in Section 13(g)(v).

(kk)    “Intellectual Property” means any Copyrights, Patents, Trademarks, technology, licenses, trade secrets, computer software and other intellectual property.

(ll)    “Law” means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

(mm)    “Lease” is defined in Section 5(h).

(nn)    “Letter of Transmittal” is defined in Section 1(k).

(oo)    “Liability” means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, whether known, unknown, accrued, contingent or otherwise.

(pp)    “Litigation” means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

(qq)    “Losses” means all Liabilities, obligations, changes of any kind, judgments, liens, injunctions, charges, orders, decrees, rulings, demands, claims, losses, dues, assessments, Taxes, fines, penalties, expenses, fees, costs and amounts paid in settlement (including reasonable attorneys’ and expert witness fees and disbursements in connection with investigations, defending or settling any action or threatened action).

(rr)    “Market Price” means, as to the UniverCell Common Stock, the average of the closing prices of such security’s sales on all domestic securities markets on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such markets at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the OTC Bulletin Board as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted on the OTC Bulletin Board, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization; in each such case averaged over a period of twenty (20) trading days immediately preceding the day as of which “Market Price” is being determined. If at any time such security is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board or other domestic over-the-counter market, the “Market Price” shall be the fair value thereof as determined in good faith by a majority of the UniverCell’s Board of Directors (determined without giving effect to any discount for minority interest, any restrictions on transferability or any lack of liquidity of the UniverCell Common Stock or to the fact that the UniverCell has no class of equity registered under the Securities Act, as amended), such fair value to be determined by reference to the price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell.

(ss)    “Material Adverse Effect,” as to UniverCell, means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of UniverCell, either as a corporate entity or with its Subsidiaries taken as a whole, as indicated by the context in which used, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise. “Material Adverse Effect,”, as to DAYTONA BRANDS, means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of DAYTONA BRANDS, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

(tt)    “Merger” is defined in the Preamble.

(uu)    “Merger Subsidiary” is defined in the Preamble.

(vv)    “Parties” is defined in the Preamble.

(ww)    “Patents” means patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

(xx)    “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

(yy)    “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(zz)    “DAYTONA BRANDS” is defined in the Preamble.

(aaa)    “DAYTONA BRANDS Assets” means the Assets of DAYTONA BRANDS.

(bbb)    “DAYTONA BRANDS Benefit Plan” means the Benefit Plans of DAYTONA BRANDS.

(ccc)    “DAYTONA BRANDS Business” means the Business of DAYTONA BRANDS.

(ddd)    “DAYTONA BRANDS Common Stock” means the common stock, par value $0.0001 per share, of DAYTONA BRANDS.

(eee)    “DAYTONA BRANDS Indemnified Loss” is defined in Section 13(b).

(fff)    “DAYTONA BRANDS Indemnified Party” means DAYTONA BRANDS and its Affiliates and each of their respective officers, directors, employees, agents and counsel; provided, however, that no Person who indemnifies DAYTONA BRANDS Indemnified Parties in this Agreement in his capacity as a stockholder will be a DAYTONA BRANDS Indemnified Party for purposes of this Agreement, notwithstanding that the Person is a DAYTONA BRANDS Indemnified Party for purposes of one or more of the other Agreements.

(ggg)    “DAYTONA BRANDS's knowledge” or “knowledge of DAYTONA BRANDS” with reference to any item means that which an executive officer of DAYTONA BRANDS actually knows.

(hhh)    “DAYTONA BRANDS Parties” is defined in the Preamble

(iii)    “DAYTONA BRANDS Required Consents” is defined in Section 12(c).

(jjj)    “DAYTONA BRANDS Shareholder” means a recordholder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented DAYTONA BRANDS Shares.

(kkk)    “DAYTONA BRANDS Shares” is defined in Section 1(j).

(lll)    “Regulation D” is defined in Section 2(a)(ii).

(mmm)    “SEC” means the Securities and Exchange Commission.

(nnn)    “Securities Act” means the Securities Act of 1933, as amended.

(ooo)    “Subsidiary” means any corporation or other legal entity of which UniverCell or DAYTONA BRANDS, as the case may be (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of directors or other governing body of such corporation or other entity.

(ppp)    “Surviving Corporation” is defined in Section 1(a).

(qqq)    “Taxes” means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, “Taxes” also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign Tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

(rrr)    “Tax Return” means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

(sss)    “Termination Date” is defined in Section 13(a).

(ttt)    “Third Party Claim” is defined in Section 13(g)(ii).

(uuu)    “Trademarks” means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

(vvv)    “Transactions” means the Merger, the exchange of the DAYTONA BRANDS Shares for the UniverCell Shares and the other transactions contemplated by this Agreement and the related transaction agreements.

(www)    “UniverCell” is defined in the Preamble.

(xxx)    “UniverCell Assets” has the meaning set forth in Section 4(g).

(yyy)    “UniverCell Business” means the Business of UniverCell.

(zzz)    “UniverCell Common Stock” means the common stock, par value $0.0001 per share, of UniverCell.

(aaaa)    “UniverCell's knowledge” or “knowledge of UniverCell” with reference to any item means that which any officer and director of UniverCell actually knows.

(bbbb)    “UniverCell Required Consents” is defined in Section 11(c).

(cccc)    “UniverCell SEC Filings” means the reports and registration statements filed by UniverCell with the SEC under the Securities Act or the Exchange Act for the years ended December 31, 2003 and 2005 and the year ending December 31, 2006.

(dddd)    “UniverCell Shares” is defined in Section 1(j)(ii).

(eeee)    “Warrants” is defined in Section 3(b)(ii).

(ffff)    “Wholly-Owned Subsidiary” of any Person means any Subsidiary in which all of the stock or other equity interests is owned, directly or indirectly, by such Person.

16.    General Matters.

(a)    Contents of Agreement. This Agreement, together with the other Transaction documents, set forth the entire understanding of the Parties with respect to the Transactions contemplated herein and therein and supersede all prior agreements or understandings among the Parties regarding those matters.

(b)    Amendment, Parties In Interest, Assignment, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties and that specifically refers to this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties. No Party shall assign this Agreement or any right, benefit or obligation hereunder without the prior written consent of the other Parties hereto. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties any rights or benefits hereunder.

(c)    Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (iv) “including,” “includes” or similar words has the inclusive meaning frequently identified with the phrase “but not limited to” and (v) references to “hereunder” or “herein” relate to this Agreement. The Section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The Exhibits and Schedules referred to in this Agreement will be deemed to be a part of this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

(d)    Notices. All notices, requests, demands, waivers and other communications that are required or permitted hereunder shall be in writing and shall be sufficient and shall be deemed to have been duly given if sent to the addresses set forth below, (i) personally delivered, (ii) mailed, certified or registered mail with postage prepaid, or (iii) sent by next day mail or delivery or by overnight delivery by a nationally recognized overnight courier all such notices requests, demands, waivers and other communications shall be deemed to have been given; (iv) if by personal delivery, on the day after such delivery, (v) if by certified or registered mail, on the third Business Day after the mailing thereof, or (vi) if by next day or overnight mail or delivery, on the day delivered.

If to UniverCell Holdings, Inc.:	4775 Collins Avenue #705
Miami Beach, FL 33140
Attn.: Sean Y. Fulda, CEO and President

With a required copy to:	Raice Paykin Greenblatt Lesser & Krieg, LLP
185 Madison Ave.
New York, New York 10046
Attn: David Thomas, Esq.

If to the Controlling UniverCell Shareholders:

Sean Y. Fulda

If to DAYTONA BRANDS:
Daytona Brands, Inc.
C/O Scott Harkness, President
Irvine, CA 92618
700 Irvine Center Drive Suite 800

If to the Controlling DAYTONA BRANDS Shareholders:

Daytona Brands, Inc.
C/O Scott Harkness, President
Irvine, CA 92618
7700 Irvine Center Drive Suite 800

With a required copy to:	Jay F. Stocker, Esq.
STOCKER & LANCASTER, LP
19200 Von Karman Avenue
The Atrium Suite 600
Irvine, CA 92612

(e)    Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the Laws of the State of Florida without regard to its provisions concerning conflict of laws. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the courts of the State of Florida located in Monmouth County, Florida, and in the federal courts of the United States of America located in the State of Florida. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida located in Monmouth County, Florida and the federal courts of the United States of America located in the State of Florida.

(f)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(g)    Waivers. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

(h)    Enforcement of Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

(i)    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION .

(j)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first written above.

UniverCell Holdings, Inc.

By:	/s/
Name: Sean Y. Fulda
Title: Chief Executive Officer

DAYTONA BRANDS Corporation

By:	/s/
Name: Scott Harkness
Title : President and Chief Executive Officer

UniverCell DAYTONA BRANDS Acquisition Corporation

By:	/s/
Name: Sean Y. Fulda
Title: Chief Executive Officer

The Controlling DAYTONA BRANDS Shareholders

Scott Harkness

Joe Bosler

The Controlling UniverCell Shareholder

Sean Y. Fulda

EXHIBITS

[Omitted from filing]